EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE PLEDGED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                                          For the Purchase
                                                          of 44,810 shares of
No. 1                                                     Common Stock


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                             SENTIGEN HOLDING CORP.
                            (A Delaware Corporation)



   SENTIGEN HOLDING CORP., a Delaware corporation (the "Company"), hereby certifies that THEODORE M. SERURE, or his, her or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time until November 21, 2005 ("Expiration Date"), Forty-Four Thousand Eight Hundred and Ten (44,810) shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a purchase price equal to $6.00 per share. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

   This Warrant is issued to Registered Holder in consideration of Registered Holder's introduction to the Company of investors in a private offering of the Company's Common Stock consummated on November 21, 2000 ("Private Placement").

   1.      Exercise.

           (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of full shares of Warrant Stock purchased upon such exercise.

           (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided


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in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

           (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise, and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

   2.      Adjustments.

           (a) If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares or a dividend in Common Stock shall be paid or split, in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend, shall simultaneously with the effectiveness of such subdivision or split, or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Purchase Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

           (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation merger or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.


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



           (c) Notwithstanding the provisions of subsection 2(b) above, in the event of any consolidation or merger of the Company with or into another corporation, as a result of which the holders of the Company's outstanding voting securities prior to the consolidation or merger own less than 50% of the voting securities of the Company or surviving corporation after the consolidation or merger, at any time during the period during which this Warrant may be exercised (a "Merger"), the Company shall provide to the Registered Holder fifteen (15) days advance written notice of the record date for such Merger in accordance with Section 5 hereof. If, in connection with such Merger, one share of the Company's Common Stock would be exchanged for securities or other consideration valued at more than the Purchase Price, then this Warrant shall terminate at the closing of the Merger. Any exercise by the Registered Holder prior to the closing of the Merger may be conditioned upon such closing occurring.

           (d) Upon the happening of any event requiring an adjustment of the exercise price hereunder, the Company shall forthwith give written notice thereto to the registered holder of this Warrant stating the adjusted exercise price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

   3.      Conversion Right.

           (a) Determination of Amount. In lieu of the payment of the Purchase Price in cash, the Holder shall have the right (but not the obligation) to convert this Warrant, in whole or in part, into Common Stock ("Conversion Right"), as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted at the time the Conversion Right is exercised by (y) the Market Price. The "Value" of the portion of the Warrant being converted shall equal the remainder derived from subtracting (i) the Exercise Price multiplied by the number of shares of Common Stock being converted from (ii) the Market Price of the Common Stock multiplied by the number of shares of Common Stock being converted. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

           (b) Exercise of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Warrant is exercisable and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the conversion section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such conversion.


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



   4.      Registration Rights.

           (a) Grant of Right. The resale of the Common stock underlying this Warrant will be included in the Registration Statement filed on behalf of the investors in the Company's Private Placement. The Company shall use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission ("SEC") and be kept current and effective until all the Common Stock registered thereunder are sold or can be sold freely under an appropriate exemption, without limitation.

           (b) Fees and Expenses. In any registration statement in which Common Stock are included pursuant to this Section, the Company shall bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to the Common Stock and the fees and expenses of any professionals engaged by the Registered Holder, but including the expenses of providing a reasonable number of copies of the prospectus contained therein to the Registered Holder.

           (c) Indemnification by Company. The Company shall indemnify the holder of the Common Stock to be sold pursuant to any registration statement hereunder, the officers and directors of each holder and each person, if any, who controls such holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Common Stock; or
(iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the SEC, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company by and with respect to such registered holders ("Purchaser Information") expressly for use in any preliminary prospectus, the registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or unless the indemnities failed to deliver a final prospectus in which the material misstatement or omission was corrected. The Company agrees promptly to notify such Registered Holder of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Common Stock or in connection with the registration statement or prospectus.

           (d) Successors and Assigns. The registration rights granted to the Registered Holder inure to the benefit of all the Registered Holders' successors, heirs, pledges, assignees, transferees and purchasers of the Common Stock.


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



   5. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall round up the number of shares to the next whole share calculated on a cumulative basis after taking into account all prior exercises and the number of shares issued thereby.

   6. Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, as now in force or hereafter amended, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of
(a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Certificates representing Warrant Stock shall bear a legend to such effect.

   7.      Notices of Record Date.  In case:

           (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

           (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

           (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. The Company shall use reasonable efforts to mail any such notice at least ten (10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

   8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

   9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity


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


agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

   10. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, or sent by reputable overnight delivery to the address furnished to the Company by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant to the Company shall be mailed by first-class certified or registered mail, postage prepaid, or sent by reputable overnight delivery to the Company at its offices at 580 Marshall Street, Phillipsburg, New Jersey 08865, Attention:
Corporate Secretary, or such other address as the Company shall so notify the Registered Holder.

   11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

   12. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

   13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

   14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

   15. Venue. Any controversy, dispute or claim between the Registered Holder and the Company arising out of or relating to this Warrant, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be adjudicated in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York and the Registered Holder, by acceptance of this Warrant, hereby submits to the exclusive jurisdiction of such courts.


                                 SENTIGEN HOLDING CORP.

                                     /s/ Joseph K. Pagano
                                 By:_________________________________________

                                 Title: President and Chairman of the Board


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


                                    EXHIBIT I



                                  PURCHASE FORM

                                                  Dated:



To:        Sentigen Holding Corp.
           580 Marshall Street
           Phillipsburg, New Jersey 08865
           Attention:  Corporate Secretary


   The undersigned pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ______ shares of Common Stock covered by such Warrant and herewith makes payment of $________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

                                      -or-

   The undersigned pursuant to the provisions set forth in the attached warrants hereby irrevocably elects to convert its right to purchase ____________ shares of Common Stock purchasable under the Warrant into __________ shares of Common Stock (based on a "Market Price" of $________ per share of Common Stock).

   The undersigned has had the opportunity to ask questions of and receive answers from the officers of the Company regarding the affairs of the Company and related matters, and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

   The undersigned understands that the shares have not been registered under the Securities Act of 1933, as amended or the securities laws of any other jurisdiction, and hereby represents to the Company that the undersigned is acquiring the shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares.

                           Signature:     ______________________________

                           [Print Name]   ______________________________

                           Address:       ______________________________



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